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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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GTC BIOTHERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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175 Crossing Boulevard
Framingham, Massachusetts 01702
(508) 620-9700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2003

        The 2003 Annual Meeting of Stockholders of GTC Biotherapeutics, Inc., or GTC, will be held in the State Street Bank Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts, at 2:00 p.m. on Wednesday, May 21, 2003 for the following purposes:

  1.
  To elect three directors to serve until the 2006 Annual Meeting of Stockholders.

  2.
  To approve the 2003 Employee Stock Purchase Plan of GTC.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the annual meeting or at any adjournment.

        It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,
Nathaniel S. Gardiner Clerk
April 23, 2003

PROXY STATEMENT

        Our Board of Directors is soliciting the enclosed proxy card for use at the 2003 Annual Meeting of Stockholders to be held on Wednesday, May 21, 2003 and at any adjournment. This proxy statement and the accompanying proxy card are first being provided to stockholders of GTC on or about April 23, 2003.

GENERAL INFORMATION

        Who can vote.     You may vote your shares of GTC common stock at the annual meeting if you were a stockholder of record at the close of business on April 11, 2003. On that date, there were 28,057,327 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you held on the record date.

        How to vote your shares.     You may vote your shares either by proxy or by attending the meeting and voting in person. If you choose to vote by proxy, please complete, date, sign and return the proxy card in the enclosed postage prepaid envelope. The proxies named in the proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how your vote should be cast, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our Board of Directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

        Proposals to be considered at the annual meeting.     The principal business expected to be transacted at the meeting, as more fully described below, will be the election of three directors and a vote to adopt the 2003 Employee Stock Purchase Plan of GTC.

        Quorum.     A quorum of stockholders is required to transact business at the meeting. A majority in interest of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business.

        Number of votes required.     The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows.

Proposal		Required Vote for Approval
•	Election of a nominee as director.	•	Affirmative votes representing a plurality of the votes cast for or against the nominee.
•	Adoption of the 2003 Employee Stock Purchase Plan.	•	Affirmative votes representing a majority of the shares of common stock present or represented at the meeting.

        Abstentions and broker non-votes.     Abstentions and broker non-votes will be counted in determining a quorum for a matter. A broker non-vote on a proposal results from a proxy submitted by a broker that does not indicate a vote for one or more proposals because the broker does not have discretionary voting authority and the customer did not send the broker instructions on how to vote on the proposal. If the broker does not have instructions on certain matters, and they are barred by law or NASDAQ regulations from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter. In voting on the proposal to elect three directors, abstentions, votes withheld and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the election. In voting on the proposal to approve the Employee Stock Purchase Plan, abstentions will count as votes against the proposal and broker non-votes will not be counted as votes against or as shares present or represented at the meeting.

        Discretionary voting by proxies on other matters.     Aside from the proposals for the election of directors and adoption of GTC's 2003 Employee Stock Purchase Plan, we do not know of any other proposals that may be presented at the 2003 Annual Meeting. If another matter is properly presented for consideration at the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

        How you may revoke your proxy.     You may revoke the authority granted by your executed proxy card at any time before we exercise it by filing with GTC, Attention: Nathaniel S. Gardiner, our corporate clerk, a written revocation or a duly executed proxy card bearing a later date, or voting in person at the meeting. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

        Expenses of solicitation.     We will bear all costs of soliciting proxies. We have hired a proxy solicitation firm, Georgeson Shareholder, to assist us in soliciting proxies. We will pay Georgeson Shareholder a fee of $4,500, plus their reasonable out-of-pocket expenses. We will, upon request, reimburse brokers, custodians and fiduciaries for out-of-pocket expenses incurred in forwarding proxy solicitation materials to the beneficial owners of GTC common stock held in their names. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders in person or by other means of communication, including telephone, facsimile and e-mail, without additional remuneration.

Security Ownership of Certain Beneficial Owners and Management

        The following table and footnotes show the amount of our common stock beneficially owned as of March 1, 2003 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers as of the end of fiscal year 2002, whom we refer to collectively as the "Named Executive Officers," (iii) our directors and (iv) all of our current executive officers and directors as a group.

        The number of shares beneficially owned by each person listed below includes any shares over which the person has sole or shared voting or investment power as well as shares which the person has the right to acquire on or before April 29, 2003 by exercising a stock option or other right to acquire shares. Unless otherwise noted, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares listed in the table. The percentage ownership of each person listed in the table was calculated using the total number of shares outstanding on March 1,

2003, plus any shares that person could acquire upon the exercise of any options or other rights exercisable on or before April 29, 2003.

5% Stockholders, Directors and Named Executive Officers	Number of Outstanding Shares	Number of Shares Subject to Options, Warrants or Other Rights	Total Number of Shares Beneficially Owned	Percent of Class
Genzyme Corporation (1)	4,924,919	518,324	5,443,243	19.2%
Intrinsic Value Asset Management, Inc. (2)	1,498,270	—	1,498,270	5.4%
Geoffrey F. Cox (3)	44,291	207,000	251,291	*
Robert W. Baldridge	5,075	105,000	110,075	*
Francis J. Bullock	1,000	56,500	57,500	*
James A. Geraghty	50,791	142,103	192,894	*
Pamela W. McNamara	—	7,500	7,500	*
Marvin L. Miller	—	7,500	7,500	*
Alan W. Tuck	6,000	40,000	46,000	*
John B. Green (4)	40,611	161,521	202,132	*
Gregory F. Liposky (5)	6,901	71,000	77,901	*
Harry M. Meade (6)	25,132	136,483	161,615	*
Daniel S. Woloshen (7)	22,290	60,800	83,090	*
All executive officers and directors as a group (12 persons)	212,091	1,024,407	1,236,498	4.30%

*
Indicates less than 1%.

(1)
Includes four common stock purchase warrants exercisable for 145,000, 288,000, 55,833 and 29,491 shares of common stock at prices of $2.84, $4.88, $6.30 and $6.30 per share, respectively. The address of Genzyme Corporation is One Kendall Square, Cambridge, Massachusetts 02139.

(2)
The address of Intrinsic Value Asset Management, Inc. is 29229 Heathercliff Road, Malibu, California 90265.

(3)
Includes 40,000 shares owned directly by Dr. Cox, 1,000 shares owned jointly with grandson, and 3,291 shares beneficially owned by Dr. Cox and held in GTC's 401(k) plan.

(4)
Includes 27,533 shares owned directly by Mr. Green and 13,078 shares beneficially owned by Mr. Green and held in GTC's 401(k) plan.

(5)
All of these shares are beneficially owned by Mr. Liposky and held in GTC's 401(k) plan.

(6)
Includes 16,563 shares owned directly by Dr. Meade and 8,569 shares beneficially owned by Dr. Meade and held in GTC's 401(k) plan.

(7)
Includes 15,562 shares owned directly by Mr. Woloshen and 6,728 shares beneficially owned by Mr. Woloshen and held in GTC's 401(k) plan.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our Board of Directors has fixed the number of Directors at seven for the coming year. Under our Articles of Organization, as amended, our Board is divided into three classes with staggered three year terms, with each class being as nearly equal in number of directors as possible. The directors in each class serve a term of three years each until their successors are elected at the next annual stockholders meeting. At the upcoming annual meeting, three directors, Geoffrey F. Cox, Pamela W. McNamara, and Marvin L. Miller, have each been nominated to serve a term of office of three years and until a successor is elected and qualified. Each has consented to such nomination and is expected to stand for election. However, if any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

        Under our by-laws, directors must be elected by a plurality of votes cast. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the election.

        The following table contains biographical information about the nominees for director and current directors whose term of office will continue after the meeting.

Name and Age	Business Experience and Other Directorships	Director Since	Present Term Expires
*Geoffrey F. Cox Age: 59
	Dr. Cox has served as a director since May 2001 and was appointed Chairman of the Board, Chief Executive Officer and President of GTC in July 2001. From 1997 to 2001, Dr. Cox was Chairman and Chief Executive Officer of Aronex Pharmaceuticals, Inc, a biotechnology company. In 1984, Dr. Cox joined Genzyme Corporation in the U.K., and in 1988, became Senior Vice President of Operations in the United States. Subsequently, Dr. Cox was promoted to Executive Vice President of Genzyme, responsible for operations and the pharmaceutical, diagnostic and genetics business units until 1997. Prior to joining Genzyme, Dr. Cox was General Manager of U.K. manufacturing operations for Gist-Brocades. Dr. Cox is also a director of Nabi Biopharmaceuticals, a biotechnology company.	2001	2003

Name and Age	Business Experience and Other Directorships	Director Since	Present Term Expires
*Pamela W. McNamara Age: 45
	Ms. McNamara has served as a director since July 2002. Ms. McNamara is a private consultant. She served as Chief Executive Officer of Arthur D. Little, Inc., a global management and technology firm from 2001 to February 2002. Prior to that, Ms. McNamara served as a Managing Director of the firm since 1997, and had been a partner since 1992. Ms. McNamara was appointed Chief Executive Officer of Arthur D. Little to restructure, reorganize or divest the firm's viable business units. In February 2002, Arthur D. Little filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code to provide a framework under which these plans could be executed.	2002	2003
*Marvin L. Miller Age: 66	Mr. Miller has served as a director since October 2002. Mr. Miller retired in 2002 as President and Chief Executive Officer of Nextran, a subsidiary of Baxter Healthcare Corporation. Before joining Nextran in 1995, Mr. Miller served as Vice President of Biotechnology Licensing for the Pharmaceutical and Agricultural Divisions of American Cyanamid Company since 1987. Previously, Mr. Miller was a Vice President of Johnson & Johnson International from 1983 to 1986.	2002	2003
Robert W. Baldridge Age: 68	Mr. Baldridge has served as a director since 1994. Mr. Baldridge provided consulting services to GTC from October 1994 to October 2000 and has served as an independent business consultant since June 1988.	1994	2004
James A. Geraghty Age: 48	Mr. Geraghty served as Chairman of the Board of Directors of GTC from January 1998 to July 2001 and has been a director since February 1993. Mr. Geraghty has served as Senior Vice President, International Development of Genzyme since January 2001 and from July 1998 to December 2000 was President of Genzyme Europe. Mr. Geraghty was the President and Chief Executive Officer of GTC from its incorporation in February 1993 until July 1998.	1993	2004

Name and Age	Business Experience and Other Directorships	Director Since	Present Term Expires
Francis J. Bullock Age: 66	Dr. Bullock has served as a director since 1994. Dr. Bullock is a part-time senior consultant with Strategic Decisions Group. Prior to that he was a senior consultant with Arthur D. Little, Inc. from September 1993 to March 2002, and a Senior Vice President, Research Operations at Schering-Plough Research Institute from 1981 until August 1993. Dr. Bullock is also a director of Array Biopharma, Inc., a chemical drug discovery services company.	1994	2005
Alan W. Tuck Age: 54
	Mr. Tuck has served as a director since 1993. Mr. Tuck has been a principal of The Bridgespan Group, a non-profit consulting organization, since April 2001. Mr. Tuck retired in June 2000 as Chief Strategic Officer of Organogenesis Inc., a tissue engineering firm where he had been since July 1997. From September 1996 until July 1997, Mr. Tuck was Executive Vice President and Chief Strategic Officer of Biocode, Inc., a privately-held biotechnology company focused on brand protection technology and, from September 1996 until March 1997, was Chief Strategic Officer of Immulogic Pharmaceutical Corporation, a biotechnology company focused on diseases of the immune system. From February 1992 through May 1996, Mr. Tuck was President and Chief Executive Officer of T Cell Sciences, Inc. Mr. Tuck is also a director of Apogee Technology, Inc., a developer of digital amplifier chip sets.	1993	2005

*
Indicates a nominee for election as director.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

        The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The Board reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on GTC. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

        During the fiscal year ended December 29, 2002, our Board of Directors held six meetings. Each of the current directors attended at least 75% of the aggregate number of meetings of our Board and all of its committees on which that director served during the director's term of office in 2002. The Board has a standing Audit Committee, Compensation Committee and Corporate Governance Committee. The members of all our committees are non-employee directors.

        Audit Committee.    The Audit Committee selects and evaluates our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal controls with management and the auditors. The Audit Committee met six times during fiscal year 2002. The current members of this committee are Mr. Tuck (Chair), Mr. Baldridge and Ms. McNamara. All of the committee members are considered "independent" as defined by the current rules of the NASDAQ National Market and the Securities and Exchange Commission for audit committee members. The Audit Committee operates under a written charter adopted by the Board. For more information about the Audit Committee, see the "Audit Committee Report" in this Proxy Statement.

        Compensation Committee.    The Compensation Committee determines the compensation to be paid to our executive officers, including approval of any employment agreements. This committee also administers our equity incentive plans and employee stock purchase plans. The current members of the Compensation Committee are Messrs. Bullock (Chair), Geraghty and Tuck. This committee held three meetings in 2002. For more information about the Compensation Committee, see the "Compensation Committee Report on Executive Compensation" included in this Proxy Statement.

        Corporate Governance Committee.    Our six non-management directors, i.e. those other than Dr. Cox, have held an executive session without management present at each meeting of the directors held since October 2002 and have established a Corporate Governance Committee. This committee held its first meeting in February 2003. This committee assists the Board by establishing the charters for each of the standing committees, setting performance criteria for the annual evaluation of the Board and its committees, and identifying and determining qualified individuals to serve on the Board and its committees. In addition, this committee advises the Board with respect to director and committee performance reviews and periodic reviews of our guidelines for corporate governance. This committee will consider for nomination to the Board of Directors candidates recommended by the stockholders, provided that such recommendations are delivered to us no later than the deadline for submission of stockholder proposals. See "Additional Information—Deadline for Stockholder Proposals."

Audit Committee Report

        In the course of its oversight of GTC's financial reporting process, the Audit Committee of the Board of Directors has:

  •
  reviewed and discussed with management and PricewaterhouseCoopers LLP, GTC's independent auditor, GTC's audited financial statements for the fiscal year ended December 29, 2002;

  •
  discussed with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

  •
  received the written disclosures and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

  •
  reviewed with management and the auditor GTC's critical accounting policies;

  •
  discussed independently with the auditor the quality and adequacy of GTC's internal controls;

  •
  discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and

  •
  considered whether the provision of non-audit services by the auditor is compatible with maintaining the auditor's independence.

        Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in GTC's Annual Report on Form 10-K for the year ended December 29, 2002 for filing with the Securities and Exchange Commission.

By the Audit Committee,
Alan W. Tuck, Chair Robert W. Baldridge Pamela W. McNamara

Independent Auditor Fees and Other Information

        The firm of PricewaterhouseCoopers LLP, independent accountants, has audited our financial statements for the year ended December 29, 2002. The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for the 2002 year-end audit and to review our quarterly financial reports for filing with the Securities and Exchange Commission during fiscal year 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

        Audit Fees.    Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with their audit of our consolidated financial statements, our annual report on Form 10-K for 2001 and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal year 2002 were $177,500.

        Financial Information Systems Design and Implementation Fees.    No fees were billed by PricewaterhouseCoopers LLP for fiscal year 2002 related to financial information systems design and implementation services.

        All Other Fees.    Total fees for all other services rendered by PricewaterhouseCoopers LLP for fiscal year 2002 were $96,105 (primarily consisting of tax compliance and advisory services, services surrounding regulatory filings with the Securities and Exchange Commission, and 401K benefit plan audit).

Transactions with Related Parties

        Mr. Geraghty is an executive employed by Genzyme, a company with which we are involved in various financial and business transactions, as described below.

  Relationship with Genzyme

        Since our initial public offering in 1993, we have entered into several agreements with Genzyme which are summarized below. In fiscal year 2002, we paid Genzyme an aggregate of approximately $3.4 million under the research and development agreement, the services agreement and the lease agreement described below.

        Equity Position.    Genzyme is our largest single stockholder, holding 4,924,919 shares of common stock as of March 1, 2003, which represents approximately 18% of the outstanding GTC common stock. Genzyme also holds four common stock purchase warrants exercisable for 145,000, 288,000, 55,833 and 29,491 shares at prices of $2.84, $4.88, $6.30 and $6.30 per share, respectively, which were the market prices of the common stock at the time we issued the respective warrants to Genzyme. The expiration dates of these warrants range from July 2005 through November 2009. All of the shares held by Genzyme (including shares issuable on exercise of the warrants) are entitled to registration rights. Genzyme owns approximately 19% of our common stock on a fully diluted basis.

        Stock Buyback.    On April 4, 2002, we repurchased 2.82 million shares of our common stock directly from Genzyme which was recorded as treasury stock. We bought the shares for an aggregate consideration of approximately $9.6 million, consisting of approximately $4.8 million in cash and a promissory note to Genzyme for the remaining $4.8 million. Our common stock was valued at $3.385 per share in this transaction, using the simple average of the high and low transaction prices quoted on the NASDAQ National Market on the previous trading day. Genzyme has committed to a 24-month lock-up provision on their remaining 4.92 million shares, which represent approximately 18% of our outstanding shares. The lock-up provision will be released if the simple average of the prices of the daily high and low stock trades, as reported on the NASDAQ National Market, exceeds $12.00 per share for 20 consecutive trading days. The $4.8 million promissory note bears interest at the London Interbank Offered Rate (LIBOR) plus 1% (LIBOR was at 1.40% at December 29, 2002). The principal is payable in two installments: 50% on April 3, 2005 and the remaining 50% on April 3, 2006. This note is collateralized by a subordinated lien on all the assets of GTC except intellectual property.

        Research and Development Agreement.    Under our Research and Development Agreement dated May 1, 1993, we and Genzyme each agreed to provide to the other research and development services relating, in the case of GTC, to transgenic production of recombinant proteins and, in the case of Genzyme, to the purification of such proteins. Each company receives payments from the other equal to the performing party's fully allocated cost of such services, which can be no less than 80% of the annual budgets established by the parties under the agreement on a month-to-month basis, plus, in most cases, a fee equal to 10% of such costs. We also purchase research and development services from Genzyme, which totaled $17,000 in fiscal year 2002. The agreement expired on December 31, 1998 and the parties are continuing under this agreement on a month-to-month basis. In addition, on July 31, 2001, we entered into a services agreement with Genzyme under which Genzyme may perform manufacturing, research and development and regulatory services for our ATIII program on a cost plus 5% basis. In fiscal year 2002, we purchased $2,090,000 of services under this arrangement.

        Services Agreement.    Under the Services Agreement with Genzyme, we receive certain basic laboratory and administrative support services in exchange for a fixed monthly payment ($84,333 per month during 2002). The monthly fee is adjusted annually based on the services to be provided and changes in Genzyme's cost of providing the services. If we request additional services from Genzyme, we have agreed to pay Genzyme based on its fully allocated costs of those services. This Services Agreement is automatically renewed each year unless terminated by either party not less than 90 days prior to the end of any annual period. We have made payments of $1,012,000 for fiscal year 2002 under this Services Agreement.

        Lease.    Under the Sublease Agreement, we lease certain laboratory, research and office space from Genzyme in exchange for fixed monthly rent payments which approximate the estimated current rental value for that space. In addition, we reimburse Genzyme for our pro rata share of appropriate facilities' operating costs such as maintenance, cleaning, utilities and real estate taxes. The sublease is automatically renewed each year and renewals are subject to earlier termination of the sublease by either party after the initial five-year term. Under the Sublease Agreement, we made payments for the fiscal year 2002 of $281,000.

        Credit Line Guaranty, Term Loan Guaranty, and Lien.    Genzyme guaranteed a credit line and term loan with a commercial bank up to $24.6 million. This line and the Genzyme guaranty was eliminated in connection with our refinancing of our credit facility on March 28, 2002.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

        Director Fees.    All directors who are not employees of GTC receive an annual retainer of $12,000, payable quarterly. Directors who are GTC employees do not receive compensation for their service as directors. Members of standing committees (Audit and Compensation) also receive an annual retainer of $2,000, payable quarterly, and the Chair of each standing committee receives an annual retainer of $3,000, payable quarterly. In addition, each non-employee director receives $500 for attendance in person (or $250 for participation by conference call) for each Board meeting and each standing committee meeting other than a standing committee meeting held in conjunction with a Board meeting, plus reimbursement of reasonable expenses incurred in attending or otherwise participating in such meetings.

        Equity Incentive Plans.    All non-employee directors of GTC are currently eligible to participate in our 2002 Equity Incentive Plan. Under our 2002 Equity Incentive Plan, options are automatically granted once a year, on the date of the annual meeting of stockholders, to eligible non-employee directors elected or reelected at the meeting. Each eligible director receives an option to purchase 7,500 shares of common stock for each year of the term of office to which the director is elected (normally 22,500 shares for election to a three-year term of office). Upon an eligible director's election other than at an annual meeting, the director is automatically granted an option to purchase 7,500 shares, for each year or portion of a year of the term of office to which he or she is elected. Options vest as to 7,500 shares, on the date the option is granted and on the date of each subsequent annual meeting of stockholders, so long as the optionholder is still a director. The options have a term of ten years and an exercise price, payable in cash or common stock, equal to the opening price of our common stock on the date of grant, as reported on the NASDAQ National Market. If GTC were to have a non-employee Chairperson of the Board, which it does not currently have, the numbers of option shares for the Chairperson would be based on 15,000 shares per year instead of 7,500.

        During fiscal year 2002, Messrs. Bullock and Tuck both stood for reelection as a director at our 2002 annual meeting and, accordingly, each received a grant to purchase 22,500 shares vesting over a three year period. Ms. McNamara and Mr. Miller were first elected to our Board during 2002 by the incumbent directors and, upon their election, each received a fully-vested option to purchase 7,500 shares of common stock.

Executive Compensation

        The following tables contain information regarding our Named Executive Officers' compensation during the fiscal year 2002.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Position						Securities Underlying Options	All Other Compensation (2)
	Year	Salary		Bonus
Geoffrey F. Cox(1) Chairman, Chief Executive Officer and President	2002 2001	$ $	420,055 168,813	$ $	112,420 76,000	140,000 300,000	$ $	152,434 13,098	(3) (4)
John B. Green Senior Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	$ $ $	257,005 239,114 206,393	$ $ $	50,321 53,254 80,000	50,000 35,000 33,000	$ $ $	6,000 5,100 4,765
Gregory F. Liposky(5) Senior Vice President, Operations	2002		$220,022		$41,976	50,000		$6,000
Harry M. Meade Senior Vice President, Research and Development	2002 2001 2000	$ $ $	249,482 212,698 194,638	$ $ $	47,700 47,068 37,000	50,000 20,000 33,000	$ $ $	6,000 5,100 3,183
Daniel S. Woloshen(5) Senior Vice President and General Counsel	2002		$219,023		$41,347	35,000		$6,000

(1)
Dr. Cox became the Chairman, Chief Executive Officer and President in July 2001.

(2)
Unless otherwise noted, the amounts in this column represent our contributions to GTC's 401(k) plan on behalf of the Named Executive Officer.

(3)
Includes reimbursement of $149,434 for relocation expense.

(4)
For period beginning in July 2001 when Dr. Cox became an executive employee. Includes reimbursement of $5,698 for relocation expenses and $4,000 as compensation for serving as a non-employee director from May 2001 until July 2001.

(5)
First became an executive officer during 2002. Information provided includes compensation received during the entire year 2002.

Option Grant Table

        The following table provides information on stock options granted during fiscal year 2002 to the Named Executive Officers.

Option Grants in 2002 Fiscal Year

	Individual Grants
			Percentage of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation during Option Term (3)
	Number of Securities Underlying Options Granted (1)
Name					Exercise Price per Share	Expiration Date
							5%	10%
Geoffrey F. Cox	125,000 15,000	(2)	11.70 1.40	% %	$3.80 1.89	2/14/2012 5/22/2012	$298,725 17,829	$757,028 45,183
John B. Green	50,000		4.68%		3.80	2/14/2012	119,490	302,811
Gregory F. Liposky	50,000		4.68%		3.80	2/14/2012	119,490	302,811
Harry M. Meade	50,000		4.68%		3.80	2/14/2012	119,490	302,811
Daniel S. Woloshen	35,000		3.28%		3.80	2/14/2012	83,643	211,968

(1)
Except where noted, the options listed in this column were granted on February 14, 2002 under our 1993 or 2002 Equity Incentive Plans and became exercisable with respect to 20% of the shares on the grant date. The remaining 80% of the underlying shares will vest in four equal installments on the first four anniversaries of the grant date.

(2)
This option was granted on May 22, 2002 under our 2002 Equity Incentive Plan and was immediately exercisable with respect to 20% of the shares on the grant date. The remaining 80% of the underlying shares will vest in four equal installments on the first four anniversaries of the grant date.

(3)
The values in this column are given for illustrative purposes only. They do not reflect our estimate or projection of our future stock price. The values are based on an assumption that our common stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's term. Actual gains, if any, on stock option exercises will depend upon future performance of our common stock's price, which will benefit all stockholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table at the end of a typical ten-year option term, the per share price of our common stock would have to be approximately 63% and 159%, respectively, above the total weighted average exercise price of all options described above ($3.7118). The potential value to all our stockholders if our price appreciates at rates of 5% and 10% over ten years would be $64,798,823 and $164,212,939, respectively, assuming a purchase of common stock in 2002 at $3.7118 per share and 27,758,709 shares outstanding.

Fiscal Year-End Option Table

        The following table provides information on the total number of exercisable and unexercisable stock options held at December 29, 2002 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 2002.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable(1)
Geoffrey F. Cox	157,000	283,000	—	—
John B. Green	134,521	80,800	—	—
Gregory F. Liposky	44,000	68,000	—	—
Harry M. Meade	113,483	71,800	—	—
Daniel S. Woloshen	41,200	51,800	—	—

(1)
Based on the difference between the option's exercise price and a closing price of $1.12 for the underlying common stock on December 27, 2002 (our last business day of fiscal year 2002) as reported by the NASDAQ National Market.

Executive Employment Agreements

        Geoffrey F. Cox.    Under the terms of Dr. Cox's employment agreement entered into in July 2001, he is entitled to a minimum base salary of $31,667 per month ($380,000 on an annualized basis), and is eligible to receive performance and incentive bonuses of not less than 40% of his base salary. In calendar year 2002, Dr. Cox received a base salary of $420,055. Dr. Cox elected not to receive a pay increase for the 2003 calendar year. As a result, year, Dr. Cox's annual base salary for 2003 has been set at $420,055 with a bonus opportunity of 40% of such base salary.

        John B. Green.    Under Mr. Green's employment agreement entered into in August 1997, Mr. Green is entitled to a minimum base salary of $150,000 per year, plus performance and incentive bonuses as determined by the Compensation Committee. In calendar year 2002, Mr. Green received a base salary of $257,005. For the 2003 calendar year, Mr. Green's annual base salary has been set at $270,000, with a maximum bonus opportunity of 30% of such base salary.

        Harry M. Meade.    Under Dr. Meade's employment agreement, he is entitled to a minimum base salary of $126,000 per year, plus performance and incentive bonuses as determined by the Compensation Committee. In calendar year 2002, Dr. Meade received a base salary of $249,482. For the 2003 calendar year, Dr. Meade's annual base salary has been set at $263,000, with a maximum bonus opportunity of 30% of such base salary.

        Each of these agreements will remain in effect until terminated according to its terms. In the event that we terminate any of these executive officers without cause or if any of them terminates his agreement upon a "change of control" of GTC, as that term is defined in the employment agreement, the executive will immediately be paid the maximum annual bonus for the year he is terminated, prorated for the portion of the year completed, at his then current base salary for a specified severance period, together in one lump sum. In the case of Dr. Cox, the severance period is two years. In the case of Mr. Green, the severance period in the event of a "change of control" is two years and otherwise is one year. In the case of Dr. Meade, the severance period is one year. If Dr. Meade terminates his agreement upon a change of control, his severance payments will be reduced by any income that he derives during the severance period from a subsequent employer. In addition, upon a change of control of GTC, any unvested stock options held by these executive officers would become immediately exercisable in full. In the case of Dr. Cox, such options will remain exercisable for a period of two years. In the case of Mr. Green and Dr. Meade, such options will remain exercisable for the duration of the term of such options as if the termination had not occurred.

        Messrs. Liposky and Woloshen.    Messrs. Liposky and Woloshen entered into Management Agreements in June 2000 and May 1999, respectively. The Management Agreements provide that the executive will receive benefits and severance payments for a one year period at his then-current base salary if GTC terminates the executive's employment without cause, or in Mr. Woloshen's case, without cause including change of control.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors determines the compensation to be paid to GTC's executive officers, including its Chief Executive Officer. The Committee also administers GTC's equity plans, including the grant of stock options and other awards under the 2002 Equity Incentive Plan. The Committee is currently composed of Messrs. Bullock (Chairman), Geraghty and Tuck. This report is submitted by the Committee and addresses the compensation policies for fiscal year 2002.

  Compensation Philosophy

        GTC's executive compensation policy is designed to attract, retain and reward executive officers who contribute to GTC's long-term success by maintaining a competitive salary structure as compared with other biotechnology companies. The compensation program seeks to align compensation with the achievement of business objectives and individual and corporate performance. Bonuses are included to encourage effective individual performance relative to GTC's current plans and objectives. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in GTC to link a meaningful portion of the executive's compensation with the performance of GTC's common stock.

        In executing its compensation policy, GTC seeks to relate compensation with GTC's financial performance and business objectives as well as to reward each executive's achievement of designated targets relating to GTC's annual and long-term performance and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, GTC believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. To that extent, the Committee applies its judgment in reconciling the program's objectives with the realities of retaining valued employees.

        The Company's executive compensation package for the Chief Executive Officer and the other executive officers is composed of three elements:

  •
  base salary;

  •
  annual incentive bonuses based on corporate and individual performance; and

  •
  initial, annual and other periodic grants of stock options under the equity plans.

  Executive Officers

        Base Salary.    Three of our current executive officers, Mr. Green, Dr. Meade, and Dr. Paul K. Horan, Senior Vice President, Corporate Development, have employment agreements with GTC which set a minimum annual base salary based upon that executive's salary history and internal and external equity considerations. In early fiscal year 2002, the Compensation Committee reviewed the base salaries actually paid to all executive officers during the prior year. Effective as of January 1, 2002, those annual base salaries were adjusted in light of each executive's prior performance, tenure and responsibility, as well as independent compensation data.

        Incentive Bonus.    In fiscal year 2002, the Committee established a target bonus opportunity for each executive officer. Under that 2002 Executive Bonus Program, bonus amounts were recommended by the Chief Executive Officer and tied to GTC's financial performance and the executive's contribution to that performance. The bonuses for 2002 were determined by the Committee in consultation with Dr. Cox based on GTC's performance against budget and management's subjective judgment regarding each executive's individual contributions to GTC's performance in 2002. Each executive officer received incentive bonuses of approximately 19% of their base salary. In December 2002, the Committee approved a new bonus program for 2003 in which three separate components could, in the aggregate, exceed 100% of an executive's target bonus, to a maximum of 120%, based on achievement thresholds for (1) personal goals, (2) corporate operating and financial objectives and (3) GTC's exceeding corporate operating and financial objectives at specified levels.

        Stock Options.    Executive officer compensation also includes long-term incentives through GTC's stock option grant program, the purpose of which is to:

  •
  highlight and reinforce the mutual, long-term interests between our employees and our stockholders; and

  •
  to assist in the attraction and retention of important key executives, managers and individual contributors who are essential to GTC's growth and development.

        In February 2002, the Committee approved annual stock option grants to each of GTC's executive officers. The size of stock option awards is generally intended to reflect the significance of the executive's current and anticipated contributions to GTC's overall performance. The stock options vest over a period of four years and the exercise price per share of the stock options is equal to the fair market value of a share of GTC's common stock on the date of grant. Before determining any stock option grants to executive officers, the Committee reviews survey information of the stock option programs of competitors and other comparable companies. Awards to the four most highly paid executive officers are detailed in the Summary Compensation Table in this Proxy Statement.

  Chief Executive Officer

        The Compensation Committee determines the compensation of Dr. Cox as Chairman, President and Chief Executive Officer, based upon the same factors as those employed by it for executive officers generally. In addition, the Committee weighs Dr. Cox's leadership, industry prominence, and GTC's overall performance as important criteria upon which his compensation is based. Dr. Cox also has an employment contract with GTC which entitles him to a potential bonus equal to 40% of his base salary.

        During fiscal year 2002, Dr. Cox received a base salary of $420,055 and, as a result of his achievements during 2002, a bonus of $112,420, which is equal to approximately 27% of his base salary. The Committee also granted Dr. Cox options to purchase a total of 125,000 shares of GTC common stock on a four year vesting schedule. Dr. Cox elected not to receive a base salary pay increase in the 2003 calendar year.

  Compensation Deductibility

        Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its Chief Executive Officer and its four other highest compensated officers. This provision excludes certain types of "performance based compensation." Currently, GTC does not expect to pay compensation exceeding this one million dollar limit. Furthermore, the 2002 Equity Plan contains a limit on the number of stock options and stock appreciation rights that may be granted annually under the plan to any individual so that such awards will qualify for such exclusionary treatment. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

By the Compensation Committee,
Francis J. Bullock, Chair James A. Geraghty Alan W. Tuck

Compensation Committee Interlocks and Insider Participation

        No person serving on the Compensation Committee at any time during fiscal year 2002 was a present or former officer or employee of GTC or any of our subsidiaries during that year. During 2002, no executive officer of GTC served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that had an executive officer serving on our Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on our common stock with the cumulative total stockholder return of the S&P 500 Composite Index and the NASDAQ Pharmaceutical Index during the period from December 31, 1997 to December 29, 2002. The NASDAQ Pharmaceutical Index is comprised of pharmaceutical and biotechnology companies with the SIC Code 283 (Division/Manufacturing, Major Group/Chemical and Allied Products, Industry Group/Drugs) whose securities are traded on the NASDAQ National Market. We believe the NASDAQ Pharmaceutical Index is representative of our peer biotechnology companies.

        This graph assumes an initial investment of $100 on December 31, 1997 in our common stock, the S&P 500 Composite Index and the NASDAQ Pharmaceutical Index, with all dividends, if any, being reinvested. The total stockholder return is measured by dividing the share price change of the respective securities plus dividends, if any, for each fiscal year shown by the share price at the end of the particular fiscal year.

Comparison of the Cumulative Total Return
Among GTC Biotherapeutics, Inc,
the NASDAQ Pharmaceutical Index and the S&P 500 Index

	12/31/97	1/3/99	1/2/00	12/31/00	12/30/01	12/29/02
GTC Biotherapeutics, Inc.	100.00	58.44	131.17	148.71	60.47	12.26
NASDAQ Pharmaceutical Index	100.00	135.75	278.03	344.54	292.68	180.38
S&P 500 Composite Index	100.00	128.58	155.64	141.46	124.65	97.10

PROPOSAL 2:
APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN

Summary of the 2003 Employee Stock Purchase Plan

        General.    In February 2003, upon recommendation of the Compensation Committee, the Board of Directors approved the 2003 Employee Stock Purchase Plan (the "2003 Plan") and recommended that it be submitted to our stockholders for approval. The description below summarizes the material provisions of the 2003 Plan. This summary is qualified in its entirety by reference to the full text of the 2003 Plan, attached as Appendix A to this Proxy Statement.

        Purpose.    The 2003 Plan will provide our full-time employees the opportunity to purchase shares of our common stock at periodic intervals on tax-advantaged terms. Under our current 2002 Employee Stock Purchase Plan, as of April 1, 2003 only 222,070 shares of common stock remain available for issuance, and we anticipate that all remaining shares will be issued on the June 2003 purchase date under the current offering. We believe that continuing to provide the benefits available under an employee stock purchase plan to our employees will help us attract and retain top quality personnel, motivate them to acquire an equity stake in GTC and provide an incentive for them to achieve long-range performance goals to the extent they retain the shares purchased under the 2003 Plan. Our Board of Directors strongly believes that continuing to offer a program in which our employees can purchase shares of our common stock is an important component of our compensation program. The 2003 Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

        Administration.    The rights to purchase shares of our common stock under the 2003 Plan will be granted by the Compensation Committee of the Board of Directors, at its discretion. The Compensation Committee determines the frequency and duration of individual offerings under the 2003 Plan and the date(s) when shares of common stock may be purchased.

        Authorized Shares.    A maximum of seven hundred and fifty thousand (750,000) of our authorized but unissued or reacquired shares of common stock will be available for issuance under the 2003 Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, merger, consolidation, reorganization, recapitalization or similar change in our capital structure. If any purchase right expires or terminates, the shares subject to the unexercised portion of such purchase right will again be available for issuance under the 2003 Plan. The maximum number of shares that may be sold under the 2003 Plan during any single exercise period is 20,850 shares multiplied by the number of full months included in that exercise period. This effectively limits the number of shares that may be sold under the 2003 Plan to 250,000 per year. If the number of shares available is insufficient to cover shares offered during an offering period or on any day the shares are purchased ("Purchase Date"), the Compensation Committee may authorize an equitable pro rata allocation of shares among all participants and either continue or terminate all offerings then in effect.

        Eligibility.    All employees of GTC or any subsidiary designated by the Compensation Committee, who work at least twenty hours per week and are employed for at least five months, are eligible to participate in the 2003 Plan. As of March 1, 2003, 180 employees were eligible to participate in the 2003 Plan.

        Offerings.    GTC may make one or more offerings to employees to purchase shares of common stock, as determined by the Compensation Committee. No offering period may exceed 27 months in duration.

        Purchase Price.    The purchase price per share in an offering is 85% of the lower of the fair market value of common stock on the first day of an offering period (the "Offering Date") or a Purchase Date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Compensation Committee. The closing price of our common stock on April 11, 2003, as reported by the NASDAQ National Market, was $1.17.

        Participation and Withdrawal.    Participation in the 2003 Plan is voluntary, and a participant may withdraw from an offering before shares of common stock are purchased. No employee will be eligible to participate in more than one offering at a time. Directors who are not employees of GTC are not eligible to participate in the 2003 Plan. If the fair market value of the shares on any Purchase Date of an offering is less than the fair market value on the Offering Date then, after the purchase of shares on the Purchase Date, every offering participant will be withdrawn automatically from that offering and enrolled in the new offering commencing on the next business day. Participation in the 2003 Plan terminates automatically upon termination of employment for any reason. Given that the number of shares that may be purchased under the 2003 Plan is determined, in part, on any common stock's market value on the first and last day of the enrollment period and given that participation in the 2003 Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

        Purchase Limitations.    The maximum number of shares of common stock that a participant may purchase on a Purchase Date is limited to 420 shares multiplied by the number of full months since the prior Purchase Date in the offering. This effectively limits each employee to a maximum of 5,040 shares that may be purchased per year. As required by Section 423 of the Internal Revenue Code, an employee's purchases under the 2003 Plan and all other GTC employee stock purchase plans intended to qualify under Section 423 of the Code may not accrue at a rate which exceeds $25,000 per calendar year (based upon the fair market value of the stock determined as of the Offering Date). In addition, no employee may contribute more than 15% of the employee's annual rate of compensation (or such lesser percentage as the Compensation Committee may fix). Furthermore, an employee may not subscribe for shares under the 2003 Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or value of all classes of our stock, including stock which may be purchased through subscriptions under the 2003 Plan or any other plans.

        Merger or Change in Control.    In the event of a sale of all or substantially all of our assets or a merger, consolidation or other reorganization in which our stockholders immediately prior to the transaction own less than 50% of the voting stock of GTC or our successor, each right under the 2003 Plan shall be assumed or an equivalent right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the rights, or if the Compensation Committee determines otherwise to do so, the Compensation Committee shall shorten any purchase periods and offering then in progress by setting a new Purchase Date and any offering shall end on the new Purchase Date.

        Termination or Amendment.    The Compensation Committee may at any time terminate or amend the 2003 Plan, or terminate any offering. However, the Compensation Committee may not amend the

2003 Plan without the approval of GTC stockholders if stockholder approval is required by Section 423 of the Internal Revenue Code or by applicable law, regulation, or stock exchange rule. No rights will be granted under the 2003 Plan after May 20, 2013.

Federal Income Tax Consequences

        A participant does not realize taxable income at the commencement of an offering or at the time shares are purchased under the 2003 Plan.

        If a participant does not dispose of shares purchased under the 2003 Plan for at least:

  •
  two years from the Offering Date, and

  •
  one year from the Purchase Date,

then upon sale of the shares, the lesser of 15% of the fair market value of the stock (determined as of Offering Date) or the amount realized on sale of such shares in excess of the purchase price, is taxed to the participant as ordinary income, with any additional gain taxed as long-term capital gain and any loss taxed as long-term capital loss. No deduction will be allowed to GTC for Federal income tax purposes.

        If a participant disposes of shares of common stock purchased under the 2003 Plan before the expiration of the prescribed holding periods, then the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and GTC is entitled to deduct this amount. Any further gain or loss is treated as a short-term or long-term capital gain or loss and will not result in any deduction for GTC.

Vote Required

        The affirmative vote by the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting is required to approve the 2003 Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

        The Board of Directors recommends a vote FOR this proposal.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 29, 2002:

Equity Compensation Plan Information

	(a)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
		(b)
Plan Category		Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans/arrangements approved by the stockholders (1)	3,178,219	$6.95	5,429,610
Equity compensation plans/arrangements not approved by the stockholders	0	—	0

Total	3,178,219		5,429,610

(1)
Includes the Amended and Restated 1993 Equity Incentive Plan, the 2002 Equity Incentive Plan and the 2002 Employee Stock Purchase Plan.

(2)
Includes 366,993 shares issuable under the 2002 Employee Stock Purchase Plan and 5,062,617 shares issuable under the 2002 Equity Incentive Plan.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons owning more than 10% of our registered equity securities, to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of our common stock and to provide us with copies of those reports.

        To our knowledge, based solely on our review of copies of reports furnished to us and written representations that no other reports were required during the 2002 fiscal year, we believe that during the 2002 fiscal year, our directors, officers, and 10% stockholders complied with all Section 16(a) filing requirements.

Deadline for Stockholder Proposals

        Assuming the 2004 stockholders annual meeting is not held before April 21, 2004 or after June 20, 2004, if you wish to bring business before or propose director nominations at the 2004 annual meeting, you must give written notice to GTC by March 7, 2004 (the date 75 days before the anniversary of the 2003 annual meeting).

        If you intend to bring such a proposal or nomination at the 2003 annual meeting, and you would like us to consider the inclusion of your proposal or nomination in our proxy statement for the meeting, you must provide written notice to GTC of such proposal or nomination prior to December 25, 2003.

        Notices of stockholder proposals and nominations must be given in writing to Geoffrey F. Cox, Chairman of the Board, Chief Executive Officer and President, GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: GTC Biotherapeutics, Inc., 175 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Corporate Communications (508-620-9700). If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Appendix A

GTC BIOTHERAPEUTICS, INC.
2003 Employee Stock Purchase Plan

l.    Purpose.

        The purpose of this 2003 Employee Stock Purchase Plan (the "Plan") is to provide employees of GTC Biotherapeutics, Inc. (the "Company"), and its subsidiaries, who wish to become stockholders of the Company an opportunity to purchase Common Stock of the Company, $0.01 par value per share (the "Common Stock"), directly from the Company. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.    Eligible Employees.

        Subject to the provisions of Sections 7, 8 and 9 and 10 below, any individual who is a full-time employee of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors of the Company, or such committee to whom it delegates its authority hereunder (herein referred to in either case as the "Board of Directors") as eligible to participate in the Plan, is eligible to participate in any Offering (as defined in Section 3 below) of Shares (as defined in Section 7 below) made by the Company hereunder so long as such individual is not participating in any continuing Offering under the Company's 2002 Employee Stock Purchase Plan. For this purpose, "full-time employees" shall include all employees whose customary employment is:

  (a)
  20 hours or more per week and

  (b)
  more than five months in the calendar year during which said Offering Date (as defined in Section 3 below) occurs (or in the calendar year immediately preceding such calendar year if there has been no change in the terms of employment that would make the employee ineligible to participate in the current calendar year).

3.    Offering Dates.

        From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering" on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

4.    Prices.

        The price per share for each grant of rights hereunder shall be the lesser of:

  (a)
  eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

  (b)
  eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

        At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.    Exercise of Rights and Method of Payment.

        (a)  Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors. Unless a participating employee withdraws from the Plan as provided in Section 11, and subject to the other terms of the Plan, the employee's right for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of shares subject to the right will be purchased at the applicable purchase price with the accumulated contributions in the employee's account.

        (b)  The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions, by lump sum cash payment, by delivery of shares of Common Stock valued at fair market value (as determined by the Board of Directors) on the date of delivery, or by some combination thereof, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

        (c)  Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.    Term of Rights.

        The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423 of the Code. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period when shares will be purchased upon exercise of employees' rights (each, an "Exercise Period"). Rights granted on an Offering Date shall be exercisable in full in such proportion on the last day of each exercise period as the Board of Directors determines.

7.    Shares Subject to the Plan.

        (a)  The number of shares of Common Stock that may be sold pursuant to rights granted under the Plan may not exceed 750,000 shares (the "Shares"); provided, however, that the maximum number of Shares which shall be available for sale under the Plan during any Exercise Period shall not exceed the number of Shares equal to 20,850 Shares multiplied by the number of full months included in such Exercise Period and, if necessary, the number of Shares sold during an Exercise Period shall be cut back in accordance with Section 7(b). For purposes of the Plan, a "full month" shall mean a period of at least twenty-seven (27) days in a calendar month. Appropriate adjustments in the above figures, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to this Section 7(b), and Sections 9 and 10 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. In the event of a proposed dissolution or liquidation of the Company, any Exercise Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction (as defined below), each right outstanding under the Plan shall be assumed or an equivalent right shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding rights, each Exercise Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as of which date any Exercise Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participating employee in writing, prior to the New Purchase Date, that the Purchase Date for his or her right has been changed to the New Purchase Date and that his or her right will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section 7, "Corporate Transaction" means a sale of all or substantially all of the Company's assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

        (b)  Subject to the foregoing, if the Board of Directors determines that, on a given purchase date for an Offering (a "Purchase Date"), the number of Shares with respect to which rights are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board of Directors may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participant employees exercising rights to purchase Common Stock on such Purchase Date, and (x) continue all Offerings then in effect or (y) terminate any or all Offerings then in effect. The Company may make pro rata allocation of the Shares available on the Purchase Date of any applicable Offering, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to the Offering Date for such Offering. In the event of a pro-rata allocation, each participating employee's right to purchase Shares shall be limited to such pro-rata amount of Shares and the remaining cash balance of the contributions shall be credited to his or her account, and the participating employees shall not have further rights against the Company or the Board of Directors.

8.    Limitations on Grants.

        (a)  No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

        (b)  No employee shall be granted a right which permits the employee's right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

        (c)  No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price not to exceed fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9.    Limitation on Number of Shares Purchased.

        The maximum number of Shares that an eligible participating employee may purchase during any Exercise Period shall not exceed the number of Shares that is equal to 420 Shares multiplied by the number of full months included in such Exercise Period, provided that such purchase shall be further subject to the limitations set forth in Sections 2, 7, and 8.

10.    Limit on Participation.

        Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering. No employee shall be eligible to participate in more than one Offering Period at a time.

11.    Withdrawal

        (a)  An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the date established by the Company for such purpose. Upon such withdrawal, any amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purpose of purchasing Shares shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors.

        (b)  A participating employee's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering which commences after the withdrawal or in any similar plan that may hereafter be adopted by the Company. If a participating employee withdraws from an Offering, however, payroll deductions shall not resume at the beginning of any succeeding Offering unless the employee makes a new election to participate in the Plan.

        (c)  If the fair market value of the Shares on any Purchase Date of an existing Offering from which the Purchase Date is the last trading date immediately preceding an Offering Date for a new Offering is less than the fair market value of the Shares on the Offering Date for such existing Offering, then every participating employee shall automatically (i) be withdrawn from such existing Offering at the close of such Purchase Date and after the acquisition of Shares for such Exercise Period, and (ii) be enrolled in the new Offering commencing on the first business day subsequent to such Purchase Date.

12.    Tax Withholding.

        Each participating employee shall pay to the Company or the applicable subsidiary, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the discretion of the Board of Directors and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at fair market value (as determined by the Board of Directors) on the date of delivery. The Company or the applicable subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the employee or withhold Shares purchased hereunder, which shall be valued at fair market value (as determined by the Board of Directors) on the date of withholding.

13.    Termination of Employment.

        Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purpose of purchasing Shares shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

14.    Participants' Rights as Stockholders and Employees.

        (a)  No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

        (b)  Each participating employee is an employee-at-will (that is to say that either the employee or the Company or any subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any employee any right with respect to the continuance of his/her employment with the Company or any subsidiary nor shall they interfere with the rights of the Company or subsidiary to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any subsidiary.

15.    Rights Not Transferable.

        Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

16.    Amendments to or Discontinuation of the Plan.

        The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the stockholders of the Company, increase the total number of Shares which may be offered under the Plan.

17.    Effective Date and Approvals.

        This Plan was adopted by the Board of Directors on February 14, 2003. Subject to the approval of the stockholders of the Company, this Plan shall be effective on May 21, 2003.

        The Company's obligation to offer, sell and deliver the Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of the Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

18.    Term of Plan.

        No rights shall be granted under the Plan after May 20, 2013.

19.    Administration of the Plan.

        The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. Determinations made by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

20.    Governing Law.

        Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the Commonwealth of Massachusetts.

FORM OF PROXY CARD

GTC BIOTHERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 2003

        The undersigned stockholder of GTC Biotherapeutics, Inc. (the "Company") hereby appoints Geoffrey F. Cox, John B. Green and Nathaniel S. Gardiner, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 21, 2003, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND MAIL THIS PROXY TODAY (Continued and to be signed on the reverse side.)

(REVERSE SIDE OF PROXY CARD)

Annual Meeting of Stockholders of

GTC BIOTHERAPEUTICS, INC.

May 21, 2003

Please date, sign and mail your
proxy card in the envelope provided as soon as possible.

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒
		FOR all nominees	WITHHELD AUTHORITY for all nominees	FOR ALL EXCEPT (see instructions below)
1.	Proposal to elect three directors.	☐	☐	☐
	Nominees:	Geoffrey F. Cox Pamela W. McNamara Marvin L. Miller	( ) ( ) ( )
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
		FOR	AGAINST		ABSTAIN
2.	Proposal to approve 2003 Employee Stock Purchase Plan.	☐	☐		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.						☐

SIGNATURE OF STOCKHOLDER	DATE	SIGNATURE OF STOCKHOLDER (IF HELD JOINTLY)	DATE

        Note:     Please sign exactly as name appears on stock certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If signer is a partnership, please sign in partnership name by authorized person.